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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 28, 2003

                 ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC.
             (Exact name of Registrant as Specified in its Charter)
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                                    DELAWARE
                 (State or other Jurisdiction of Incorporation)
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        333-82363                                              91-1921377

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 (Commission File Number)                      (IRS Employer Identification No.)


  600 Telephone Avenue, Anchorage, Alaska                       99503
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 (Address of Principal Executive Offices)                    (Zip Code)


     Registrant's Telephone Number, Including Area Code        (907) 297-3000
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        (Former Name or Former Address, if Changed Since Last Report.)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

      On April 28, 2003, the Company entered into an underwriting agreement with a syndicate of Canadian investment banks to complete the sale of a majority interest in the newly formed ACS Media, LLC (the "Directories Business"). The Company subsequently filed on April 29, 2003, a final prospectus with Canadian securities regulators to sell a majority interest in its Directories Business in a public offering in Canada to the ACS Media Income Fund (the "Fund"), which is a Canadian income fund. The offering was sponsored by the Company. The transaction closed on May 8, 2003, with the Company selling an 87.42% interest and retaining a 12.58% interest in the Directories Business. Up to 7.5% of the retained interest may be sold on or before June 8, 2003 pursuant to an over-allotment option provided to the underwriters.

      The gross proceeds to the Company from the transaction, without giving effect to the potential exercise of the over-allotment option, were approximately $114.5 million, including a gain on foreign exchange of $4.1 million. Net proceeds of the sale were $109.2 million after consideration of fees and expenses totaling approximately $5.3 million. As part of the consideration, the buyers assumed liabilities of approximately $36 million on a non-recourse basis, including $35.0 million of debt placed immediately prior to closing the transaction. The Company expects to recognize a gain on disposition of approximately $97.6 million on a pre-tax basis, exclusive of the $4.1 million exchange gain. The Company's retained 12.58% minority interest is expected to be recorded at an initial book value of approximately $1.1 million, representing the pro-rata retained ownership at historical book value.

      The Company has entered into several long-term contracts with the Directories Business, including a 50-year publishing agreement, a 50-year license agreement, a 45-year non-compete agreement, and a 10-year billing and collection agreement. The Company will also maintain minority representation through up to three Managers of the permitted nine Managers of ACS Media LLC so long as it owns an interest of 10% or more in the Directories Business. Currently, Charles E. Robinson, the Company's Chairman and CEO and W. Dexter Paine, III, and Wray T. Thorn, both Directors of the Company and employees of Fox Paine & Company, the Company's majority shareholder, are Managers of ACS Media LLC.

      Wesley E. Carson and Wayne P. Graham, the Company's former President and former Director of Business Development, respectively, have resigned their positions with the Company effective May 8, 2003 to assume positions with the newly formed ACS Media, LLC. Mr. Carson has become Chairman, President, Chief Executive Officer and Manager and Mr. Graham has become Executive Vice President and Chief Financial Officer of ACS Media LLC as part of the transaction.

      A copy of the press release announcing the closing of the transaction is furnished as Exhibit 99.5 to this Form 8-K.
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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired

      Not Applicable

(b) Pro forma financial information

      As required under Item 7 of Form 8-K, the pro forma financial information with respect to the disposed Directories Business will be filed within 60 days hereof.

(c) Exhibits

     10.13 Investment Agreement, dated April 28, 2003, between ACS Media Income Fund, ACS Media Canada Inc., ACS Media Holdings LLC, ACS InfoSource, Inc., ACS Media LLC, and Alaska Communications Systems Holdings, Inc. *

     10.14 Underwriters Agreement dated April 28, 2003 by and among ACS Media Income Fund, ACS Media Canada Inc., ACS Media Holdings LLC, ACS InfoSource, Inc., ACS Media LLC, and Alaska Communications Systems Holdings, Inc. and CIBC World Markets Inc., RBC Dominion Securities Inc., Scotia Capital Inc., BMO Nesbitt Burns Inc., National Bank Financial Inc., and Westwind Partners Inc. *

     10.15 Amendment and waiver, dated as of May 8, 2003, to the Credit Agreement listed as Exhibit No. 10.3.

     99.5 Company press release dated May 8, 2003, announcing the successful IPO of its directories business. The contents of internet addresses included in such press release are not incorporated by reference into the press release or this filing.
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     *      Originally filed on May 6, 2003 as an exhibit to the Company's quarterly report on Form 10-Q and incorporated by reference thereto.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 13, 2003      ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC.


                                  /s/  Kevin P. Hemenway
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                                  Kevin P. Hemenway
                                  Senior Vice President and
                                  Chief Financial Officer
                                  Alaska Communications Systems Holdings, Inc.